QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.33

        Foothill

July 24, 2002

Evans & Sutherland Computer Corporation
600 Komas Drive
Salt Lake City, Utah 84108
Attn: Bo Thomas, CFO

  Re:
  Limited Waiver of Certain Financial Covenants

Ladies and Gentlemen:

        Reference is hereby made to that certain Loan and Security Agreement, dated as of December 14, 2000 (as amended and modified, from time to time, the "Loan Agreement"), by and between Foothill Capital Corporation, a California corporation ("Foothill"), and Evans & Sutherland Computer Corporation, a Utah corporation ("Borrower"). Initially capitalized terms used in this letter but not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

        It has come to Foothill's attention that Borrower has failed to meet certain of its financial covenants under the Loan Agreement, including without limitation, the covenants set forth in Section 7.17(b) for the period ended June 28, 2002 (the "Default").

        Borrowers have requested, and Foothill has agreed, to waive the Default subject to the following terms and conditions:

        1.    Payment by Borrower to Foothill of a fee in the aggregate amount of $35,000, such fee to be charged to Borrower's loan account pursuant to Section 2.5(e) of the Loan Agreement; and

        2.    Receipt by Foothill of Borrower's executed counterpart of this letter

        The limited waiver set forth herein shall be limited precisely as written and shall not be deemed to be a (a) waiver or modification (1) of any term or condition of the Loan Agreement or (ii) for any other measurement period, or (b) prejudice any right or remedy which Foothill may now or in the future have under or in connection with the Loan Agreement.

        This letter may be executed in counterparts and by different parties on separate counterparts, including facsimile signature, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same letter. This letter shall become effective upon the execution of a counterpart of this letter by each of the parties hereto.

        Please acknowledge your receipt of this letter and acceptance of the foregoing terms and conditions by signing and dating the enclosed counterpart of this letter where indicated below and returning the same to the undersigned as soon as possible.

Very truly yours,
FOOTHILL CAPITAL CORPORATION a California corporation
		By:	/s/ CHARLES KIM
		Name:	Charles Kim
		Title:	V.P.
THE FOREGOING IS AGREED TO AND ACCEPTED THIS 24 DAY OF JULY, 2002
EVANS & SUTHERLAND COMPUTER CORPORATION a Utah corporation
By:	/s/ WILLIAM M. THOMAS
Name:	William M. Thomas
Title:	CFO

QuickLinks

  Exhibit 10.33